As filed with the Securities and Exchange Commission on April 16, 2004	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

International Absorbents Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1569 Dempsey Road, North Vancouver, B.C. Canada	V7K 1S8

(Address of Principal Executive Offices)	(Zip code)

INTERNATIONAL ABSORBENTS INC.
1993 STOCK OPTION PLAN – U.S. PARTICIPANTS and 1993 EQUITY STOCK OPTION PLAN

(Full title of the plans)

Gordon L. Ellis
Chairman
1569 Dempsey Road
North Vancouver, BC Canada V7K 1S8

(Name and address of agent for service)

(604) 683-3473

(Telephone number, including area code, of agent for service)

Copies to:
Laura Bertin, Esq.
Summit Law Group, P.L.L.C.
315 Fifth Avenue S., Suite 1000
Seattle, Washington 98104

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of securities to be	Amount to be	offering price	aggregate	Amount of
registered	registered (1)	per share (2)	offering price	registration fee

Common Stock, no	190,055	$2.10	$399,115	$50.65
par value (currently	10,000	$1.65	$16,500	$2.09
outstanding options)	24,945	$1.80	$44,901	$5.70

Total	225,000	n/a	$460,516	$58.44

(1)	Based on shares subject to outstanding options granted pursuant to the 1993 Stock Option Plan—U.S. Participants, as amended, and the 1993 Equity Stock Option Plan, as amended (collectively, the “Plans”). In addition, this Registration Statement also covers an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plans as the result of any future stock split, stock dividend or similar adjustment of the registrant’s outstanding Common Stock.

(2)	Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the fixed exercise prices of options granted as of the filing date of this Registration Statement.

STATEMENT UNDER GENERAL INSTRUCTION E –

REGISTRATION OF

ADDITIONAL SECURITIES AND INCORPORATION BY REFERENCE

     This Registration Statement registers 225,000 additional shares of the registrant’s Common Stock authorized for issuance under the Plans as a result of amendments increasing the number of authorized shares available for purchase under such Plans. All share figures on this Form S-8 have been adjusted to reflect the registrant’s 1-for-4 reverse stock split effective on April 9, 2001. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 33-66178), including the amendment thereto filed May 12, 2003 on Form S-8 (File No. 333-105147) and any additional amendments thereto or filings incorporated therein, are incorporated by reference into this Registration Statement, including periodic reports that the registrant has filed after such Registration Statements on Form S-8 were filed to maintain current information about the registrant. The reports the registrant has most recently filed, which are incorporated into this Registration Statement by reference, are listed below:

     (a)     The registrant’s Annual Report on Form 10-KSB for the fiscal year ended January 31, 2004, filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2004, including portions of the registrant’s definitive proxy statement for the 2004 Annual Meeting of Shareholders incorporated by reference therein; and

     (b)     The description of the registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on March 17, 2003, including any amendments or reports for the purpose of updating such description.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold, or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Registration Statement shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits

Exhibit Number	Exhibit

5.1	Opinion of David Ashby Law Corporation.

23.1	Consent of Moss Adams, LLP, Independent Public Accountants

23.2	Consent of David Ashby Law Corporation (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see signature page)

99.1	1993 Stock Option Plan – U.S. Participants, as amended

99.2	1993 Equity Stock Option Plan, as amended

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on the 16 day of April, 2004.

INTERNATIONAL ABSORBENTS INC. (Registrant)

/s/ Gordon L. Ellis

By: Gordon L. Ellis President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Gordon L. Ellis and John Sutherland, or either of them, his or her true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and his or her agent or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title

/s/ Gordon Ellis	President and Chief Executive Officer
(Principal Executive Officer)
Gordon L. Ellis

/s/ David Thompson	Secretary and Chief Financial Officer
(Principal Financial and Accounting Officer)
David Thompson

/s/ Stephen Silbernagel	Director

Stephen H. Silbernagel

/s/ John Sutherland	Director

John J. Sutherland

/s/ Lionel Dodd	Director

Lionel G. Dodd

/s/ Douglas Ellis	Director

Douglas Ellis

/s/ Daniel Whittle	Director

Daniel Whittle

/s/ Michael Bentley	Director

Michael Bentley

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of David Ashby Law Corporation

23.1	Consent of Moss Adams, LLP, Independent Public Accountants

23.2	Consent of David Ashby Law Corporation (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see signature page)

99.1	1993 Stock Option Plan – U.S. Participants, as amended

99.2	1993 Equity Stock Option Plan, as amended